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                                                                    Exhibit 99.4
                                                                    ------------
                                    Contacts:
                                    Roy Winnick or Mark Semer
                                    Kekst and Company
                                    (212) 521-4842 or 4802


                  PHP HEALTHCARE CORPORATION ISSUES STATEMENT


RESTON, VA, January 22, 1999 - PHP Healthcare Corporation ("PHP") announced that pursuant to an agreement with Jack Mazur dated January 20, 1999, Mr. Mazur's employment as an officer and employee of PHP has been terminated for cause. Mr. Mazur has not admitted that there was cause for his termination, and has reserved any rights he may have to contest that there were sufficient grounds for his removal for cause. Pursuant to the same agreement, Mr. Mazur has resigned as a director of PHP, and has resigned each position which he holds as a director or officer of any of PHP's subsidiaries or affiliated companies.

A medical management company, PHP Healthcare Corporation manages medical risk through the acceptance of global capitation arrangements with HMOs and other health care payors. The Company also offers a full range of management services to the physician groups and hospitals that participate in provider-based networks developed by PHP.

Except for historical information, the statements preceding are forward-looking statements that involve risks and uncertainties. Investors are cautioned that such statements are only predictions and the actual events or results may differ materially. These forward-looking statements speak only as of this date. PHP undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made today to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.


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